Registration No. 333-144216

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-2614959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Wall Street

New York, New York 10286

(212) 495-1784

(Address of Principal Executive Offices)

2003 Long-Term Incentive Plan of The Bank of New York Company, Inc.

1999 Long-Term Incentive Plan of The Bank of New York Company, Inc.

1993 Long-Term Incentive Plan of The Bank of New York Company, Inc.

Employees’ Stock Purchase Plan of The Bank of New York Company, Inc.

Employee Savings & Investment Plan of The Bank of New York Company, Inc. &

Retirement Savings Plan of BNY Securities Group

Mellon Financial Corporation Long-Term Profit Incentive Plan (2004)

Mellon Financial Corporation Long-Term Profit Incentive Plan (1996)

Mellon Financial Corporation Employee Stock Purchase Plan

Mellon 401(k) Retirement Savings Plan

Mellon Financial Corporation Stock Option Plan for the Mellon Financial Group - West Coast Board of Directors (1998)

Mellon Financial Corporation Stock Option Plan for Affiliate Boards of Directors (1999)

Mellon Financial Corporation ShareSuccess Plan

Mellon Financial Corporation Stock Option Plan for Outside Directors (2001)

Mellon Financial Corporation Stock Option Plan for Outside Directors (1989)

Mellon Financial Corporation Elective Deferred Compensation Plan (Post 12/31/04)

Mellon Financial Elective Deferred Compensation Plan for Senior Officers (Post 12/31/04)

Mellon Financial Elective Deferred Compensation Plan for Directors (Post 12/31/04)

Mellon Financial Corporation Director Equity Plan (2006)

(Full title of the plan)

Arlie R. Nogay, Esq.

Corporate Secretary and Chief Securities Counsel

BNY Mellon Center

500 Grant Street

Pittsburgh, Pennsylvania 15258-0001

(412) 234-5000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do no check if a smaller reporting company.)	Smaller reporting company	☐

EXPLANATORY NOTE

The Bank of New York Mellon Corporation (the “Company”) filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on June 29, 2007 (Registration No. 333-144216) (the “Registration Statement”) to register shares of its common stock, $0.01 par value (the “Common Stock”), along with an indeterminate number of interests, to be offered or sold pursuant to the employee benefit plans listed therein. Since the filing of the Registration Statement, the Mellon 401(k) Retirement Savings Plan (the “Mellon 401(k)”) has been renamed The Bank of New York Mellon Corporation 401(k) Savings Plan.

The Registration Statement registered shares of Common Stock for issuance under the 1993 Long-Term Incentive Plan of The Bank of New York Company, Inc. (the “1993 LTIP”) and the Mellon Financial Corporation Stock Option Plan for Outside Directors (1989) (the “Mellon Plan for Outside Directors”). Both the 1993 LTIP and the Mellon Plan for Outside Directors have subsequently terminated. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister and remove any previously registered shares of Common Stock issuable under the 1993 LTIP and the Mellon Plan for Outside Directors that remain unissued and unsold under the Registration Statement as of the date hereof.

The Registration Statement otherwise continues in effect as to the shares of Common Stock and interests remaining available for offer or sale pursuant to the following plans:

(a)	2003 Long-Term Incentive Plan of The Bank of New York Company, Inc.;

(b)	1999 Long-Term Incentive Plan of The Bank of New York Company, Inc.;

(c)	Employees’ Stock Purchase Plan of The Bank of New York Company, Inc.;

(d)	Employee Savings & Investment Plan of The Bank of New York Company, Inc. & Retirement Savings Plan of BNY Securities Group;

(e)	Mellon Financial Corporation Long-Term Profit Incentive Plan (2004);

(f)	Mellon Financial Corporation Long-Term Profit Incentive Plan (1996);

(g)	Mellon Financial Corporation Employee Stock Purchase Plan;

(h)	Mellon Financial Corporation Stock Option Plan for the Mellon Financial Group - West Coast Board of Directors (1998);

(i)	Mellon Financial Corporation Stock Option Plan for Affiliate Boards of Directors (1999);

(j)	Mellon Financial Corporation ShareSuccess Plan;

(k)	Mellon Financial Corporation Stock Option Plan for Outside Directors (2001);

(l)	Mellon Financial Corporation Elective Deferred Compensation Plan (Post 12/31/04);

(m)	Mellon Financial Elective Deferred Compensation Plan for Senior Officers (Post 12/31/04);

(n)	Mellon Financial Elective Deferred Compensation Plan for Directors (Post 12/31/04);

(o)	Mellon Financial Corporation Director Equity Plan (2006); and

(p)	the Mellon 401(k) Retirement Savings Plan (renamed as The Bank of New York Mellon Corporation 401(k) Savings Plan).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, The Bank of New York Mellon Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of December, 2010.

THE BANK OF NEW YORK MELLON CORPORATION

By:	/s/ Robert P. Kelly
Robert P. Kelly
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of December, 2010.

Signature	Title

/s/ Robert P. Kelly	Chief Executive Officer (Principal Executive Officer)
Robert P. Kelly
/s/ Thomas P. Gibbons	Chief Financial Officer (Principal Financial Officer)
Thomas P. Gibbons
/s/ John A. Park	Controller (Principal Accounting Officer)
John A. Park
*
Ruth E. Bruch	Director

*
Nicholas M. Donofrio	Director

*
Gerald L. Hassell	Director

*
Edmund F. Kelly	Director

*
Robert P. Kelly	Director

*
Richard J. Kogan	Director

Signature	Title

*	Director
Michael J. Kowalski

*	Director
John A. Luke, Jr.

*	Director
Robert Mehrabian

*	Director
Mark A. Nordenberg

*	Director
Catherine A. Rein

*	Director
William C. Richardson

*	Director
Samuel C. Scott III

*	Director
John P. Surma

*	Director
Wesley W. von Schack

* Arlie R. Nogay, by signing his name hereto, does sign this document on behalf of the above-noted individuals, pursuant to the power of attorney duly executed by such individuals, which has been filed as an exhibit to this registration statement.

/s/ Arlie R. Nogay
Name: Arlie R. Nogay Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

24.1	Powers of Attorney, filed herewith